SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2007

CardioVascular BioTherapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51172	33-0795984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 Village Center Circle, Suite 250 Las Vegas, Nevada	89134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-839-7200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

CardioVascular BioTherapeutics, Inc. (the “Company”) and Phage Biotechnology Corporation (“Phage”) entered into a Joint Patent Agreement (the “Agreement”) as of February 28, 2007 (the “Effective Date”), as further explained in the Pathfinder document filed on Form 8-K on March 7, 2007.

As of the Effective Date the Joint Patent Agreement supersedes the Joint Patent Ownership and License Agreement dated as of August 16, 2004, which was later amended and restated as of May 23, 2006 (the “Joint Ownership Agreement”) (incorporated by reference as Exhibit 10.2 hereto). The Company and Phage have entered into a new agreement superseding the Joint Ownership Agreement to specify those future patents and patent applications that are to be subject to joint ownership and so as to restate the licenses granted in the Joint Ownership Agreement to further clarify the parties’ respective rights and provide for continued access to the necessary rights in the event of insolvency.

Phage is an affiliated private biotechnology company that plans to develop and commercialize recombinant DNA methods for producing peptides/protein drugs for the Company and is the Company’s sole supplier of FGF1141.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Joint Patent Agreement entered into by CardioVascular BioTherapeutics, Inc., and Phage Biotechnology Corporation dated as of February 28, 2007.

10.2	Joint Patent Ownership and License Agreement dated as of August 16, 2004, as amended and restated as of May 23, 2006 (incorporated by reference to Exhibit 10.2 on the Form 8-K filed with the Securities and Exchange Commission May 26, 2006).

99.1	Pathfinder as printed on or about March 3, 2007 (incorporated by reference to Exhibit 99.1 on the Form 8-K filed with the Securities and Exchange Commission March 7, 2007).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

Date: March 29, 2007	By:	/s/ Mickael A. Flaa
Mickael A. Flaa
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Joint Patent Agreement entered into by CardioVascular BioTherapeutics, Inc., and Phage Biotechnology Corporation dated as of February 28, 2007.

10.2	Joint Patent Ownership and License Agreement dated as of August 16, 2004, as amended and restated as of May 23, 2006 (incorporated by reference to Exhibit 10.2 on the Form 8-K filed with the Securities and Exchange Commission May 26, 2006).

99.1	Pathfinder as printed on or about March 3, 2007 (incorporated by reference to Exhibit 99.1 on the Form 8-K filed with the Securities and Exchange Commission March 7, 2007).

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